UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2023

SPRUCE POWER HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S. Colorado Blvd, Suite 2-825 Denver, CO	80222
(Address of principal executive offices)	(Zip Code)

(866) 903-2399

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2023, Spruce Power Holding Corporation (the “Company”), following stockholder approval at the Special Meeting of Stockholders (the “Special Meeting”) held on October 2, 2023, filed an Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a 1-for-8 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”). Beginning with the opening of trading on or about October 9, 2023, the Common Stock will trade on the New York Stock Exchange on a split-adjusted basis under new CUSIP number 9837FR 209 and will continue to trade under the symbol “SPRU.”

As a result of the Reverse Stock Split, every eight (8) shares of Common Stock issued and outstanding will be converted into one (1) share of Common Stock. No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders will instead receive cash in lieu of fractional shares.

The Reverse Stock Split will not reduce the number of authorized shares of Common Stock, or change the par values of the Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock (except to the extent that the Reverse Stock Split would result in some of the stockholders receiving cash in lieu of fractional shares). All outstanding options, warrants, restricted stock units and similar securities entitling their holders to receive or purchase shares of Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of each security.

On October 2, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting on October 2, 2023 to consider and vote upon the matters listed below. The following is a summary of the matters voted on at the Special Meeting.

1. The proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock, $0.0001 par value per share (the “Common Stock”), at a ratio of 1-for-8 (the “Reverse Stock Split Proposal”), was approved as follows:

Votes For:	79,358,119
Votes Against:	11,015,721
Abstentions:	96,035
Broker Non-Votes	0

2. The proposal to approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of either of the Reverse Stock Split Proposal was approved as follows:

Votes For:	78,775,096
Votes Against:	11,459,755
Abstentions:	235,024
Broker Non-Votes	0

Item 8.01. Other Events.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

The Company has a Registration Statement on Form S-3 (File No. 333-252089) and a Registration Statement on Form S-8 (File No. 333-261393) on file with the Securities and Exchange Commission (the “Commission”). Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation
99.1	Press Release dated October 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: October 6, 2023	By:	/s/ Jonathan Norling
	Name:	Jonathan Norling
	Title:	General Counsel

3